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EXHIBIT 99.1

SECURITIES PURCHASE AGREEMENT

    SECURITIES PURCHASE AGREEMENT, dated as of November 21, 2001 (this "Agreement"), by and among LTC Healthcare, Inc., a Nevada corporation ("Healthcare"), Andre C. Dimitriadis ("AD"), Christopher T. Ishikawa ("CI"), and James J. Pieczynski ("JP"), and together with Healthcare, AD, and CI, the "Transferors"), and LTC Properties, Inc., a Maryland corporation (the "Purchaser").

    WHEREAS, Regent Assisted Living, Inc., an Oregon corporation ("Regent") is the issuer of 7.5% Convertible Subordinated Notes due March 31, 2008 (the "Debentures") with an aggregate principal amount of $9,000,000 issued pursuant to that certain agreement dated as of March 30, 1998 (the "Purchase Agreement") by and between Regent and Healthcare (formerly known as LTC Equity Holding Company, Inc.), as the purchaser;

    WHEREAS, the Transferors propose to transfer to the Purchaser Debentures in an aggregate principal amount of $8,910,000 (the "Owned Debentures"), upon the terms and subject to the conditions set forth below;

    WHEREAS, substantially contemporaneously with the purchase of the Owned Debentures by the Purchaser, the Purchaser will transfer such Owned Debentures to BV Holding-LTC, Inc., a Delaware corporation ("BV");

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

    1.  Sale of Debentures.  Upon the terms and subject to the conditions contained herein, on the Closing Date, each of the Transferors shall sell to the Purchaser, and the Purchaser shall purchase from such Transferor, the aggregate principal amount of Owned Debentures as set forth on Schedule I hereto for the purchase price set for such Transferor's name on Schedule I hereto (the "Purchase Price"), payable by check or wire transfer of immediately available funds.

    2.  Consent to Transfers.  As a condition to the Closing, Regent Assisted Living, Inc. shall have agreed to waive the requirements of Section 11.9 of the Purchase Agreement in connection with the transfers set forth herein.

    3.  Closing.  The closing of the purchase and sale of Owned Debentures provided for in this Agreement (the "Closing") shall take place at 10:00 a.m. at the offices of LTC Properties, Inc., located at 300 Esplanade Drive, Suite 1860, Oxnard, California 93030 on November 30, 2001, or at such other place and on such other date as the parties hereto may mutually agree. The date on which the Closing shall be held is referred to in this Agreement as a "Closing Date". At the Closing, each Transferor shall deliver to the Purchaser the certificates evidencing the Owned Debentures being sold by such Transferor as set forth on Schedule I, accompanied by instruments of transfer duly endorsed in blank, in proper form for transfer, against payment of the applicable purchase price payable in accordance with Section 1 hereof;

    4.  Representations and Warranties of Healthcare and Purchaser.  Each of Healthcare and Purchaser (each, an "Entity") hereby severally, and not jointly, represents and warrants as follows:

      (a) If such Entity is a Transferor, such Entity's Owned Debentures as set forth on Schedule I hereto that are being sold and transferred by Purchaser pursuant to this Agreement are owned of record and beneficially by Entity, free and clear of all liens and encumbrances. Upon the transfer of such Owned Debentures pursuant to the terms of this Agreement, the Purchaser will become the legal and beneficial owner of such Owned Debentures.

      (b) Such Entity is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

      (c) Such Entity has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such Entity of this Agreement (and the other documents executed in connection with Agreement to which it is a party) have been duly authorized by all necessary corporate action of such Entity, and this Agreement (and the other documents executed in connection with Agreement to which it is a party) constitute a valid and binding obligation of such Entity, enforceable against such Entity in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to: (i) bankruptcy, insolvency, reorganization and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

      (d) The execution, delivery and performance of this Agreement (and the other documents executed in connection with Agreement to which it is a party) by such Entity will not (with or without the giving of notice or the passage of time, or both) (i) violate any applicable provision of law or any rule or regulation of any administrative agency or governmental authority applicable to such Entity, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental authority applicable to such Entity, (ii) violate the Certificate of Incorporation or Bylaws of such Entity, (iii) require any consent under or constitute a default under any agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which such Entity is a party or by which such Entity is bound, or any license, permit or certificate held by such Entity, (iv) require any consent or approval by, notice to or registration with any governmental authority or (v) result in the creation of any lien, claim, encumbrance or charge upon any of the Owned Debentures.

    5.  Representations and Warranties of Individuals.  Each of AD, CI and JP (each, an "Individual"), severally and not jointly, hereby represents and warrants as follows:

      (a) Such Individual's Owned Debentures as set forth on Schedule I hereto that are being sold and transferred by Purchaser pursuant to this Agreement are owned of record and beneficially by such Individual, free and clear of all liens and encumbrances. Upon the transfer of such Owned Debentures pursuant to the terms of this Agreement, the Purchaser will become the legal and beneficial owner of such Owned Debentures.

      (b) Such Individual has full legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

      (c) This Agreement (and the other documents executed in connection with Agreement to which it is a party) constitutes a valid and binding obligation of such Individual, enforceable against such Individual in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to: (i) bankruptcy, insolvency, reorganization and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

      (d) The execution, delivery and performance of this Agreement (and the other documents executed in connection with Agreement to which it is a party) by such Individual will not (with or without the giving of notice or the passage of time, or both) (i) violate any applicable provision of law or any rule or regulation of any administrative agency or governmental authority applicable to such Individual, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental authority applicable to such Individual, (ii) require any consent under or constitute a default under any agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which such Individual is a party or by which such Entity is bound, or any license, permit or certificate held by such Individual, (iii) require any consent or approval by, notice to or registration with any governmental authority or (v) result in the creation of any lien, claim, encumbrance or charge upon any of the Owned Debentures.

    6.  Further Assurances.  Each of the parties shall, at any time and from time to time after the date hereof, fairly and in good faith, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgements, acceptances and assurances as may be reasonably required to procure for each of the parties and their respective successors and assigns, the consideration to be delivered to them as provided for herein or otherwise to carry out the intent and purposes of this Agreement or to consummate any of the transactions contemplated hereby.

    7.  Choice of Law.  This Agreement and the performance hereunder shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to such State's rules governing the conflicts of laws.

    8.  Notices.  All notices, requests, demands and other communications which a party is required to or may desire to give any other party in connection with this Agreement shall be in writing, and shall be personally delivered, delivered by facsimile transmission, delivered by nationally recognized overnight courier, or delivered by United States registered or certified mail, postage prepaid with return receipt requested, addressed as follows:

If to Healthcare, AD, CI, or JP:	LTC Healthcare, Inc. 300 Esplanade Drive, Suite 1860 Oxnard, CA 93030 Attn: Wendy Simpson 805-981-8655 tel 805-981-8663 fax
Andre Dimitriadis LTC Properties, Inc. 300 Esplanade Drive, Suite 1860 Oxnard, CA 93030 805-981-8655 tel 805-981-8663 fax
Christopher Ishikawa LTC Properties, Inc. 300 Esplanade Drive, Suite 1860 Oxnard, CA 93030 805-981-8655 tel 805-981-8663 fax
James J. Pieczynski 3609 E. Thousand Oaks Blvd., Suite 207 Thousand Oaks, CA 91362 (805) 446-2856 tel (805) 373-9907 fax
If to the Purchaser:	LTC Properties, Inc. 300 Esplanade Drive, Suite 1860 Oxnard, CA 93030 Attn: Alex Chavez 805-981-8655 tel 805-981-8663 fax

With a copy (which shall not constitute notice) to:	Legal Department LTC Properties, Inc. 300 Esplanade Drive, Suite 1860 Oxnard, CA 93030 805-981-3611 tel 805-981-3616 fax

    If notice is given by personal delivery in accordance with the provisions of this Section, said notice shall conclusively be deemed given at the time of delivery. If notice is given by confirmed facsimile transmission in accordance with the provisions of this Section, said notice shall conclusively be deemed given at the time of the transmission. If notice is given by mail in accordance with the provisions of this Section, said notice shall conclusively be deemed given 48 hours after deposit thereof in the United States mail. The addressees or addresses set forth above may be changed from time to time by a notice sent to the other parties.

    9.  Obligations of Transferors are Several.  All obligations of the Transferors hereunder (including the making of all representations and warranties) are several and not joint.

    10. Amendments.  This Agreement may not be amended or modified, nor may the rights of any party hereunder be waived, except by a written document that is executed by each party hereto. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision hereof, nor shall any waiver constitute a continuing waiver. The provisions of this Agreement may be altered, amended, or repealed, in whole or in part, only on the written consent of the parties hereto.

    11. Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter contained herein and supersedes any and all other prior or contemporaneous agreements, arrangements, and understandings, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges and represents that no representations, warranties, covenants, conditions, inducements, promises or agreements, oral or otherwise, other than as set forth herein, have been made by any party hereto, or anyone acting on behalf of any party.

    12. Severability.  It is intended that each section of this Agreement should be viewed as separate and divisible, and in the event that any section, provision, covenant, or condition of this Agreement shall be held to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

    13. Right to Require Repurchase of Owned Debentures.  The parties acknowledge that the Owned Debentures are being purchased by the Purchaser for purposes of transferring such Owned Debentures to BV. In turn BV is settling certain claims with Regent and, pursuant to such settlement, the Owned Debentures will be transferred by BV to Regent. If, at any time, BV's transactions with Regent are, pursuant to applicable law, rescinded or otherwise declared void, and the Owned Debentures are returned to BV (whether as a result of such transaction being a "voidable preference", "fraudulent conveyance", or otherwise) and the Owned Debentures are returned to the Purchaser for any reason, each of the Transferors agrees, at the request of the Purchaser, to repurchase the Owned Debentures of such Transferor as set forth on Schedule I at the price at which the Owned Debentures were purchased by the Purchaser hereunder and, upon payment of such price, Purchaser shall execute any and all documents necessary or desirable to evidence such transfer of the Owned Debentures to such Transferor.

    14. Condition of Purchase.  The parties acknowledge that the obligation to purchase the Owned Debentures by LTC is conditional upon consummation of BV's transactions with Regent, as described in Section 13 above, and, that if such transactions fail to be consummated, LTC has no obligation to purchase the Owned Debentures.

    15. Waiver.  No provision of this Agreement may be waived except in writing by the party (or by the requisite minimum vote of such party) entitled to the benefit of such provision.

    16. Counterparts and Facsimile.  This Agreement may be executed in any number of counterparts, by facsimile and by different parties on separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the undersigned has executed this Agreement as of date first written above.

PURCHASER:

LTC PROPERTIES, INC.

By:

Name:

Title:

THE TRANSFERORS:

LTC HEALTHCARE, INC.

By:

Name:

Title:

Andre C. Dimitriadis

Christopher T. Ishikawa

James J. Pieczynski

SCHEDULE I

TRANSFEROR SCHEDULE

Transferor	Note Number and Principal Amount of Owned Debentures	Purchase Price
LTC Equity Holding Company, Inc.	No. 1998—1—$4,000,000.00	$3,670,588.00
LTC Healthcare, Inc.	No. 1998—6—$1,000,000.00	$917,647.00
	No. 1998—7—$1,500,000.00	$1,376,470.00
	No. 1998—8—$2,000,000.00	$1,835,295.00
Andre C. Dimitriadis	No. 1998—2—$160,000.00	$1.00
James J. Pieczynski	No. 1998—3—$160,000.00	$80,000.00
Christopher T. Ishikawa	No. 1998—4—$90,000.00	$45,000.00

Total	$8,910,000.00	$7,925,001.00

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EXHIBIT 99.1
SECURITIES PURCHASE AGREEMENT
SCHEDULE I TRANSFEROR SCHEDULE